Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
May 11, 2004

Bandag, Incorporated
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886

Ladies and Gentlemen:

        We have acted as counsel for Bandag, Incorporated, an Iowa corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,000,000 shares of the Company’s Class A Common Stock, $1 par value (the “Common Stock”), which may be issued pursuant to the Bandag, Incorporated 2004 Stock Grant and Awards Plan (the “Plan”).

        We have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Restated Articles of Incorporation and By-laws of the Company, as amended to date; (d) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        Based on the foregoing, we are of the opinion that:

        1.        The Company is a corporation validly existing under the laws of the State of Iowa.

        2.        The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP

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